Exhibit 10.60
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 406
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
Contract Number: MYHD-L014
LABOR CONTRACT
of
BEIJING A.B.C INVESTMENT CONSULTING CO., LTD.
Party A: Beijing A.B.C Investment Consulting Co., Ltd.
Party B: Meng Gang
Signing Date: April 7, 2008

According to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and relevant laws and regulations, after reaching a consensus through equal and freewill consultations, Party A and Party B have entered into this Contract for mutually abiding by the articles hereunder.
I. Basic Information of the Parties to the Labor Contract
Article 1	Party A: Beijing A.B.C Investment Consulting Co., Ltd.
Legal Representative (Main Responsible Person) or Authorized Proxy: Lin You Su
Registered Address: 25B, New Poly Plaza, No. 1 North Chaoyangmen Street, Dongcheng District, Beijing
Operation Address: 25B, New Poly Plaza, No. 1 North Chaoyangmen Street, Dongcheng District, Beijing

Article 2	Party B: Meng Gang Gender: Male Nationality: [***] Passport Number: [***] [***] Starting Time of Working for Party A: April 7, 2008 Residential Address in Beijing: [***]
II. Term of the Labor Contract
Article 3	This Contract shall be a fixed-term labor contract. This Contract shall come into effect on April 7, 2008 and expire on April 6, 2010.
III. Job Description and Working Place
Article 4	As required by Party A, Party B agrees to assume the office (occupation) of Chief Accountant.

Article 5	According to the operating features of the office (occupation) of Party A, the working area or working place of Party B shall be Beijing.

Article 6	The working performance of Party B shall reach the standards provided by the Labor Law, the Labor Contract Law, the relevant laws and regulations of Beijing and the rules and regulations and job responsibilities and requirements formulated by the company according to the aforesaid laws and regulations.

IV. Working Hours and Rest and Leave
Article 7	Party A arranges Party B to implement the standard labor time system.

In case of implementing standard labor time system, the working hours per day for Party B shall not exceed eight (8) hours, the working hours per week shall not exceed forty (40) hours and there shall be two (2) days for rest every week.

In case of implementing comprehensive calculation working hour system or flexible working hour system, Party A shall procure a prior administrative permission decision approving the special working hour system issued by the labor administrative department.

Article 8	The leave system carried out by Party A for Party B shall include: The leave enjoyed by the in-service employees according to the regulations of the company.
V. Remuneration
Article 9	The salary of Party B for the preceding month shall be paid by Party A in RMB before the 5th day of each month.

The pre-tax salary of Party B shall be [***].

Other provisions on the salary agreed by both Party A and Party B:____________.

Article 10	In case of idleness of Party B due to Party A’s lack of work tasks, Party A shall pay Party B the monthly living expenses in the amount of RMB / or according to the standard of the minimum living expenses provided by relevant regulations of the State.
VI. Social Insurance and other Insurances and Welfare
Article 11	Due to the alien status of Party B, the regulations of the State and Beijing City requiring Party A to take out social insurance for Party B shall not apply, and therefore Party A shall take out commercial insurance for Party B with the insurance companies within the borders of the People’s Republic of China.

Article 12	In the event that Party B suffers from illness or non work-related injuries, the medical treatment shall be implemented according to relevant regulations of the State and Beijing City. Party A shall pay Party B the sick leave salary on the standard of not less than eighty percent (80%) of the minimum wages of Beijing City.

Article 13	In the event that Party B suffers from occupational diseases or work-related injuries, the treatment shall be implemented according to relevant regulations of the State and Beijing City.

Article 14	Party A shall provide Party B with the following welfare: The welfare enjoyed by the in-service employees according to the regulations of the company.
VII. Labor Protection, Working Conditions and Occupational Hazards Protection
Article 15	Based on the requirements of job positions and according to the regulations of the State relating to labor safety and work health, Party A shall provide Party B with requisite safety protection measures and distribute necessary labor protection articles.

Article 16	Party A shall, according to relevant laws and regulations of the State, establish safe production system, and Party B shall strictly abide by the labor safety system of Party A. Party B is strictly forbidden to work against rules so as to prevent accidents during the work process and reduce occupational hazards.

Article 17	Party A shall establish and improve its occupational diseases prevention and treatment liability system, enhance the management of prevention and treatment of occupational diseases and improve prevention and treatment level of occupational diseases.
VIII. Rescission and Termination of Labor Contract and Economic Compensations
Article 18	The rescission, termination and renewal of the labor contract by both Party A and Party B shall be carried out according to the Labor Contract Law of the People’s Republic of China and relevant regulations of the State and Beijing City.

Article 19	In the event of rescinding or terminating this Contract, Party A shall issue to Party B a document evidencing the rescission or termination of the labor contract and complete relevant transference procedures for archives and social insurance of Party B within fifteen (15) days.

Article 20	Party B shall, according to the agreements of both Parties, attend to the handover of work. In case of economic compensations, the payment shall be made when the work handover is completed.
IX. Other Provisions Agreed by the Parties
Article 21	Both Party A and Party B agree to supplement the followings to this Contract:

X. Resolution of Labor Disputes and Miscellaneous
Article 22	In case of any disputes between both Parties due to implementing this Contract, the Parties may submit such dispute to the Labor Dispute Conciliation Commission of Party A for intermediation. In case such dispute cannot be resolved by intermediation, the Parties may submit such dispute to relevant labor dispute arbitration commission for arbitration.

Either Party may directly apply to relevant labor dispute arbitration commission for arbitration.

Article 23	The appendices to this Contract shall be set out as follows:
Employee Handbook, Attendance Checking Management System of the Company, Employee Confidentiality Agreement and other rules and regulations formulated by the company (to name just a few due to the variety of appendices).

Article 24	As for those matters not covered by this Contract or those in conflict with the relevant regulations of the State and Beijing City in future, the relevant regulations shall apply.

Article 25	This Contract shall be signed in two (2) counterparts and Party A and Party B shall each hold one (1).

Party A (Stamp):	Party B (Signature or Stamp):

[Seals of the Company and Legal Representative]	/s/ Meng Gang

Legal Representative (Main Responsible Person)
Or Authorized Proxy (Signature or Stamp):
Signing Date: April 7, 2008

RENEWAL OF THE LABOR CONTRACT
The type of the contract term for this renewed labor contract shall be __________ term contract.
The valid term of this renewed contract shall be commencing from ___ to ____.

Party A (Stamp):	Party B (Signature or Stamp):
Legal Representative (Main Responsible Person)
Or Authorized Proxy (Signature or Stamp):
Signing Date: ________
The type of the contract term for this renewed labor contract shall be __________ term contract.
The valid term of this renewed contract shall be commencing from ___ to ____.

Party A (Stamp):	Party B (Signature or Stamp):
Legal Representative (Main Responsible Person)
Or Authorized Proxy (Signature or Stamp):
Signing Date: ________

ALTERATION OF THE LABOR CONTRACT
Based on the consensus reached by both Party A and Party B through consultations, this Contract shall be altered as follows:
The Company decides to change the position of Meng Gang from Chief Accountant to Internal Auditing Director, commencing from November 1, 2008.

Party A (Stamp):	Party B (Signature or Stamp):

[Seals of the Company and Legal Representative]	/s/ Meng Gang

Legal Representative (Main Responsible Person)
Or Authorized Proxy (Signature or Stamp):
Signing Date: November 1, 2008

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

1 Scope
This Regulation specifies the content and procedures for the attendance management of Beijing A. B. C. Investment Consulting Co., Ltd. (the “Company”) and is applicable to all the functional departments of the Company.
2 Purpose
This Regulation is to strengthen the employees’ attendance management, regulate the daily schedule of the employees and the card punching procedure, enforce the attendance discipline and guarantee the arrangement of normal daily schedule of the employees.
3 Responsibilities
3.1	The attendance checking job shall be undertaken by the receptionist of the Human Resources and Administration Department (“HR Department”), the monthly breakdown for the employees attendance shall be completed before 28th of every month on the basis of the data recording from the attendance system, employees attendance registrations, out of office registration forms and in lines of leave applications, and upon the examination and check of the manager in charge of human resources, such breakdown shall be submitted to the director of HR Department for signature and confirmation.

3.2	The checked attendance record will be regarded as one of the bases for the payment of salary.

3.3	The person in charge of the attendance shall be responsible for authenticity and accuracy of the attendance records. In case of any inauthenticity in the attendance records of the employees due to the misunderstanding of the Regulation or intentional fraud, relevant disciplinary punishment may be imposed on the responsible person in light of the circumstances.
4 Content
4.1	Working Hours

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

4.1.1	The Company adopts the system of five working days per week, and the working days of each week shall be from Monday to Friday.

4.1.2	The working hours of each working day shall be eight hours, commencing from 9:00 to 17:00; and the lunch time shall be half an hour in the noon.

4.2	Card Punching Provisions

4.2.1	The Company adopts the attendance card punching system, and every employee shall punch his/her card in person as going on/off shift. The substituted card punching is prohibited and a fine in the amount of RMB50 shall be imposed on both parties; in serious circumstances, relevant employees may be fired.

4.2.2	If the attendance card is lost or broken, relevant employee shall apply to the HR Department for new card purchasing or broken card repairing initiatively; in addition, such employee shall fill in the Employee Attendance Registration Form and his/her department director’s shall sign and confirm it.

4.2.3	The attendance card belongs to the Company, which shall be kept by each employee appropriately and it shall be returned when quitting from the Company. Should such card is lost or broken, relevant employee shall compensate for the cost of such card in the amount of RMB 20/card.

4.2.4	When relevant employee forgets to punch the attendance card, he/she shall fill in the Employee Attendance Registration Form and procure his/her department director’s signature and confirmation, and a fine in the amount of RMB 5 shall be imposed. Relevant attendance registration procedures must be conducted within the very day, a late registration shall be deemed as invalid and absence would be recorded, and the salary for the very day would be deducted.

4.2.5	If any employee has to go out of office on business during the working hours, the Out-of-Office Registration Form due to Business or Private Reason shall be filled in with the reason and time specified, and upon the signature of the department director, such Out-of-Office Registration Form due to Business or Private Reason shall be returned to the receptionist of the HR Department for

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

record. In the event that he/she cannot return to the Company before off shift, please supplement the return time the next day.

4.3	Attendance Regulation

4.3.1	Late Arrival and Early Leave

4.3.1.1	Late arrival refers to the arrival after 9:00 during working days; early leave refers to the leave before 17:00 during working days, and one early leave shall be regarded as an absence of half a day. The fine for late arrival shall be settled down according to the late time, in case of less than 10 minutes, a fine in the amount of RMB 10 will be imposed and in case of more than 10 minutes, the amount corresponding to the salary entitled for such late time will be deducted.

4.3.1.2	If the late arrivals in one month accumulate to more than 3 times (inclusive), the fines for all the late arrivals shall be doubled.

4.3.2	Absence

4.3.2.1	In addition to the fine in the amount of triple salary of the current day, administrative punishment, demotion or striking out of the Company may be applied in light of the circumstances. In case of continuous or accumulative three days’ absences within one year, the Company is entitled to unilaterally fire the employee.

4.3.3	Sick Leave

4.3.3.1	Sick leave needs the doctor’s verification or diagnosis letter of the hospital at the district or higher level, and if such doctor’s verification or diagnosis letter could not be shown and relevant procedures have not been made up within the time limit, such leave will be deducted from annual leave or shall be regarded as absence in light of the circumstances.

4.3.3.2	If the employee could not submit the sick leave application on the very day in person due to acute disease, he/she must ask for such sick leave from his/her direct leader immediately through telephone/email, and makes up the sick leave procedures upon his/her recovery, otherwise, such sick leave will

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

be treated as annual leave or absence.

4.3.3.3	More than three days’ (inclusive) sick leave shall be approved by the department leader in charge and filed with relevant department in charge for record and registration; more than five days’ sick leave shall be approved by the president of the Company; and if the sick leave shall be more than 30 days, the written application for sick leave attached with diagnosis verification and sick leave letter issued by third-grade A-level hospital shall be made by the sick employee in person, which shall be examined and kept for record upon the approvals from the leaders in charge and the examination of HR Department director.

4.3.3.4	Each month:

The salary will not be deducted if the sick leave is within one day;

20% of the salary per day will be deducted if the sick leave is from two days to three days (including three days);

40% of the salary per day will be deducted if the sick leave is from four days to seven days (including seven days);

70% of the salary per day will be deducted if the sick leave is from eight days to 30 days (including 30 days).

If such sick leave is more than 30 days, the salary during the sick leave shall be paid in accordance with the minimum wage of Beijing City.

4.3.4	Personal Leave

4.3.4.1	The employee asking for personal leave shall fill in the Employee Leave Application Form upon the procurement of prior consent from the department leader, which will come into effect upon the signature of the department leader. In case the employee cannot conduct the relevant personal leave procedures in advance, he/she shall ask for the personal leave from the direct leader on the current day through email or telephone in a timely fashion and make up the relevant procedures as he/she returns to work, otherwise, the personal leave will be treated as absence.

4.3.4.2	Personal leave within one day (inclusive) shall be approved by the

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

department leader in charge; personal leave more than two days (inclusive) shall be submitted to and approved by the president of the Company. The approved personal leave letter by the leaders shall be submitted to the HR Department for record and registration.

4.3.4.3	Any leave without any procedures (including the unapproved leave application) shall be treated as absence.

4.3.4.4	In case of personal leave, the salary corresponding to the leaving hours for the current day shall be deducted.

4.3.4.5	The employee is entitled to one day paid personal leave, which could be separated as two half days leave.

4.3.4.6	Upon approval, personal leave could be deducted from annual leave or home leave (applicable for the non-local employees).

4.3.5	Overtime Work

4.3.5.1	The employees shall strive to improve work efficiency and raise the professional qualification and ability, and relevant daily work shall be completed within the very day. If the work for the very day could not be completed due to any subjective reason, the extended working time shall not be considered as overtime.

4.3.5.2	In case of any overtime arrangement by the department leader, the relevant employee shall fill in the Employee Overtime Application Letter, upon the approvals from the department director, HR Department director and president of the Company, the overtime compensation shall be computed and the adjustment of rest could be arranged.

4.3.5.3	Standard and Method for Overtime Compensation Calculation (the benchmark for the overtime compensation calculation is the monthly salary, and the payment standard shall be conducted in accordance with relevant provisions of labor laws)
a	Hourly Salary = (basic salary + salary for post ) monthly /20.92 days/8 hours

b	Daily Salary = (basic salary + salary for post ) monthly /20.92 days

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

c	Compensation for the Overtime during working days = hourly salary x 1.5 x hours for overtime

d	Compensation for the Overtime during the weekend= daily salary x 2

e	Compensation for the Overtime during statutory festivals and holidays = daily salary x 3
4.4	Leave

4.4.1	Statutory festivals and holidays will be implemented in accordance with the leave measures provided by the laws and the State Council.

4.4.2	Annual leave

4.4.2.1	The employee who has continuously worked for the Company for more than one year could enjoy the paid annual leave stipulated by the national regulations (“Annual Leave”). The salary during the Annual Leave shall be the same as the salary during the working days. The employee who has worked for the Company for more than one year but less than 10 years accumulatively is entitled to five days’ Annual Leave; the employee who has worked for the Company for more than 10 years but less than 20 years is entitled to 10 days’ Annual Leave; the employee who has worked for the Company for more than 20 years is entitled to 15 days’ Annual Leave. In addition, the statutory festivals and vacations are not included in the Annual Leave.

4.4.2.2	The employee who is entitled to the Annual Leave shall submit its leave application reports in written for next year in December of the very year, which shall specify the leave duration and returning date for work. The Company will arrange the Annual Leave plan for all the employees according to the circumstances and in consideration of the employees’ intentions. The employee may take the Annual Leave once as a whole or several times separately during the current year, and generally, the cross-year Annual Leave may not be approved.

4.4.2.3	In the event any employee’s Annual Leave could not be arranged due to the

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

job demand, upon the consent of the very employee, such Annual Leave could be waived; however, the salary corresponding to the days of the Annual Leave must be tripled and paid to the employee. Without special reasons, the employee shall not apply to waive the Annual Leave and claim for the compensation for the Annual Leave.

4.4.2.4	For the convenience of the arrangement by the Company, the employee shall submit his/her Annual Leave application to the manager in charge one month in advance, and complete relevant job handover with the colleague one week in advance.

4.4.2.5	The employee who proposes to take the Annual Leave shall complete his/her job appropriately, and in case of any job which must be finished during the Annual Leave, such employee shall make the specific handover with the colleague and notify his/her contact information to ensure the free contact during the leave.

4.4.2.6	In case of any of the following circumstances, the Annual Leave shall not be taken;
a	The sick or personal leave for the current year accounts for 30 days accumulatively;

b	The female employee has taken the maternity leave in the current year;

c	The employee has taken the home leave.
4.4.3	Other leave regulations
The official employee of the Company could enjoy the following leaves:
4.4.3.1	Work-related injury leave
a	Any employee who gets injured while working could enjoy the work-related injury leave with the provision of sick leave verification issued by the district or higher level hospital within 24 hours provided that the injury has not been incurred due to the negligence of such injured employee.

b	All the salary during the work-related injury leave shall be paid.
4.4.3.2	Marriage Leave

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

a	The employee asking for marriage leave shall fill in the Employee Leave Application Form one week in advance and upon the examination of the department director, the Employee Leave Application Form shall be submitted to the director of HR Department for approval and submitted to the manager of HR Department for record.

b	The employee could enjoy 5 days’ marriage leave if his marriage is not late one, and the employee with a late marriage (as the female employee over 23 years old and male employee over 25 years old) could enjoy 10 days’ marriage leave.

c	The employee with the non-first marriage could enjoy only 3 days’ marriage leave.

d	The weekend during the marriage leave could not be deducted.

e	The employee asking for marriage leave shall show the marriage certificate and use such marriage leave within one year upon the procurement of the marriage certificate.

f	The employee shall enjoy fully-paid salary during the marriage leave.
4.4.3.3	Maternity leave
a	The application procedures shall be the same as those applicable to marriage leave;

b	The maternity leave shall be implemented in accordance with the governmental regulations:
1)	The maternity leave for female employees is 90 days, among which, 15 days’ leave is the prior maternity leave. In case of dystocia, additional 15 days’ leave shall be enjoyed by such female employee.

2)	The female employee who is complied with the regulation for late marriage could have additional 15 days’ after maternity leave.

3)	The male employee who is complied with the regulation for late marriage age could enjoy 3 day’s paid maternity leave continuously after the maternity of his spouse.

4)	Nursing leave shall be arranged in accordance with the relevant

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

national regulations.

c	The maternity expenses for the female employee who has participated in the social medical insurance shall be dealt with in accordance with the provisions of social medical insurance.
4.4.3.4	Funeral Leave
a	The application procedures shall be the same as those for the sick or personal leave.

b	In case of any death of the immediate relatives (parents, spouse and children) of the employee or the parents of his/her spouse, the employee could enjoy three days’ paid funeral leave for funeral arrangement.

c	In case of any death of the close relatives (brothers, sisters, grandparents or the spouse’s grandparents) of the employee, the employee could enjoy one day’s paid funeral leave for funeral arrangement.

d	If any employee shall arrange the funeral for the death of his/her immediate relative in other places, additional round trip leave shall be approved, the duration of which shall be determined according to the location.
4.4.3.5	Home leave
a	The official employee who has worked for the Company for more than one year, could enjoy a 10 days’ paid home leave per year in the event that the employee does not live in the same place with his/her parents or spouse, and the additional round trip leave shall be separately counted.

b	As for the married employee, if the employee lives with his/her spouse in the same place, the married employee could enjoy a 10 days’ home leave for his/her parents every four years; and if the employee does not live with his/her spouse in the same place, the married employee could enjoy a 10 days’ home leave each year.

c	Upon the approval, the employee complied with the above-mentioned provisions could submit the round trip hard sleeper tickets or coach tickets for reimbursement.

Attendance Management Regulation of Beijing A.B.C. Investment Consulting Co., Ltd.	Human Resources Management Regulation 08-05-27

d	Home hereof refers to the registered residence place of the parents of unmarried employee or the registered residence place of the spouse of the married employee.
4.4.3.6	Certain Explanations
a	The director (or the vice director) shall submit all the leave applications to the director of HR Department for examination, and the leave shall come into effect upon the approval from the president of the Company.

a	All the verification or letters in relation to the above-mentioned leaves shall be submitted to the human resource manger of the HR Department for record. If the leave application procedures are not be conducted as above, such leave will be treated as absence.
5 Miscellaneous
5.1	The interpretation right to this Regulation belongs to the HR Department, which could amend or alter the Regulation in light of the circumstances.

5.2	This Regulation shall be implemented commencing from the issuance date.

EMPLOYEES’ HANDBOOK
OF
BEIJING A.B.C INVESTMENT CONSULTING CO., LTD.
September 2008

CONTENTS

1.	Human Resource Management System		4
	1.1	Labor Contract	4
	1.2	Enrollment of New Employees	4
	1.3	Probation Assessment of New Employees	5
	1.4	Attendance Checking Management	5
	1.5	Overtime Working Management	6
	1.6	Salary and Welfare	6
	1.7	Rewards and Penalties	7
	1.8	Demission of Employees	7
2.	Administration and Support Service Management System		7
	2.1	Safety and Confidentiality	7
	2.3	Assets	8
	2.4	Environment	8
	2.5	Usage of Meeting Room Equipments	8
3.	Financial Management System		10
	3.1	Borrowing and Reimbursement	11
	3.2	Travel Expenses Management	11
	3.3	Reimbursement Procedures for Traveling Expenses, Vehicle Fees and Correspondence Fees	13
4.	Appendices		14
The HR Department shall be responsible for the amendment of this Employees’ Handbook.

1. Human Resources Management System
1.1 Labor Contract
In order to standardize the employment management and protect the legal rights and interests of the Company and employees, according to the Labor Law of the People’s Republic of China and the Labor Contract Law of the People’s Republic of China, all formal employees shall enter into Labor Contracts with the Company.
Before entering into Labor Contracts, the employees shall accurately submit the following materials within the required time limit:
(1)	Document evidencing the termination or severance of labor relations with other employers (original);
(2) Academic Degree Testimonial (verifying the original and retaining the photocopy);
(3)	Professional Title/Qualification Certificate (verifying the original and retaining the photocopy);
(4) Identification Card (verifying the original and retaining the photocopy);
(5) Physical Examination Report issued by the appointed hospitals (original);
(6) Other requisite materials requested by the Company.
Within the valid term of the Labor Contract, in the event that the Company finds out that the information or materials provided by the employees at the time of enrollment are false or inconsistent with the facts, the Company may terminate the Labor Contract at any time without the need of paying any economic compensation.
After the expiration of the Labor Contract, the HR Department of the Company shall issue the Notification on Renewal/Termination of Labor Contract at least thirty (30) days prior to the expiration of the Labor Contract. After receiving the notifications, the employees shall send back the Receipt Acknowledgement within prescribed time limit. In case of termination of Labor Contract, the employee shall enter into the demission management stage, and in case of renewal of Labor Contracts, the employee shall renew the Labor Contract prior to the expiration.
1.2 Enrollment of New Employees
Before start working at the Company, new employees shall go through the enrolling process.
When checking in, new employees shall provide the following materials:
(1)	Document evidencing the termination or severance of labor relations with other employers (original);

(2)	Academic Degree Testimonial (verifying the original and retaining the photocopy);

(3)	Professional Title/Qualification Certificate (verifying the original and retaining the photocopy);

(4)	Identification Card (verifying the original and retaining the photocopy);

(5)	Physical Examination Report issued by the appointed hospitals (original).
New employees shall go through the enrolling process according to Enrollment Guidance on New Employees.
1.3 Probation Assessment of New Employees
1.4 Attendance Checking Management
Working Hours
The Company implements the policy of five working days, with Monday to Friday as the working days.
The working hours shall be from 9:00 to 17:00, with half an hour of lunch break at noon.
When going on or off shifts, the employees shall punch cards in person, substitutional card-punching is strictly prohibited.
In case of going out during working hours, the employees shall report to their superiors and register at the reception counter.
The Company provides the following types of leaves: sick leave, personal leave, annual leave, marriage leave, maternity leave, funeral leave, home leave and work-related injury leave. In case of asking for leaves, the employees shall abide by and implement the Leave Application Procedures as below:

For detailed information concerning the attendance checking please refer to the Attendance Checking Management System.
1.5 Overtime Working Management
The Company implements the beforehand application and identification system for the employees’ overtime working. Only being applied for and approved by the division principal, the working for extra hours and working for off-work hours may be identified as overtime working. Without being applied for or being approved, the working for extra hours and working for off-work hours are not overtime working.
The examination and approval procedures for overtime working are described as below:

For detailed information concerning the overtime working management please refer to the Overtime Working Management System and Overtime Working Management Procedures.
1.6 Compensation and Welfare
The compensation system of the Company is composed of salary, bonus and welfare.
Salary:
The salary of the employees shall be determined according to their positions and adaptabilities of such positions, and the bonus shall include bonus at company level and bonus at department level. In accordance with relevant regulations of local governments, the Company shall take out various social insurances and housing provident fund for its employees who have entered into Labor Contracts.
The Company implements the belated payroll system. The HR Department shall take charge of calculating the salary and withholding and collecting the individual income tax. Prior to the fifth (5th) day of each month, the Company shall remit the salary to the deposit books of the employees and send out the payroll after the salary has arrived.
Bonus:
**********
Welfare:
The Company provides welfares including lunch allowance, transportation allowance, communication allowance and other allowances.

Bonus:
For detailed information please refer to the Salary System Introduction and the welfare systems of different places.
1.7 Rewards and Penalties
**********
1.8 Demission of Employees
In case of resignation, the employee shall submit the written Resignation Letter thirty (30) days in advance.
Commencing from the date of submitting the Resignation Letter, the employee shall enter the demission management stage. The department of the resigned employee shall arrange the work handover and the HR Department shall assist in completing relevant procedures. The resigned employee shall be obliged to cooperate with his/her department in completing work handover and return the Company’s assets in his/her possession.
2. Administration and Support Service Management System
2.1 Safety and Confidentiality
The safety issue shall not be ignored and please always caution your personal safety and property safety.
•	Protecting the Company’s property safety and your personal safety, and avoiding disclosing the Company’s business secretes;
(1)	when entering the working area, please wear and initially produce your badge;

(2)	please do not lend the entrance card, and in the event the entrance card is lost, please report to the Administration and HR Department at the first time;

(3)	please smash the documents carrying sensitive information.
•	Fire prevention safety is everyone’s responsibility:
(1)	no smoking at working area;

(2)	turning off the power for electrical equipments during the holidays and festivals;

(3)	no misappropriation of the fire prevention facilities and equipments;

(4)	in case of detecting fire dangers, please initiatively take effective actions and notify the security section at the first time.
•	Protecting the Company’s and your properties, and take good care of the keys:
(1)	please do not duplicate the keys to the doors or office desks without permission;

(2)	in case of needing adjusting office desks, please raise such requirement in advance and return the keys to the old office simultaneously, and please do not move the office appliances.

2.3 Assets
Assets Procurement: please follow the procurement procedures. As for the assets with the unit price of more than RMB2,000, such assets shall be procured by the administration and support department, and any such procurement made by individuals shall not be reimbursed.
You are responsible for taking good care of assets in your possession. In case of loss, damage or transfer of assets, please notify the Administration and HR Department and go through relevant procedures according to the regulations. Please do not disassemble or assemble the office appliances without permission.
2.4 Environment
The environmental resources of the Company shall be maintained by everyone:
(1)	Saving resources, please start from small things: set sleep mode for office computers, timely turn off lights when off duty, turn off air-conditioners, turn off office computers, save water and paper, and if possible, try to use single page of paper.
(2)	Keep office places clean and tidy, do not take meals at office area and avoid the food residues to pollute the environment.
(3) Please take care of public property, and do not carve or mark at random.
2.5 Usage of Meeting Room Equipments
1. Usage of Projector

Note:
(1)	For different types of computers, the Fx may be

(2)	In case of first use of VISTA system, right-click over the desktop, then choose “Personalization”—“Connection to Projector or other external displays”—“Connection to Display”, and then operate according to the instructions.
2. Usage of Tele-conference System
(1) Setting-up Conference:

(2) Joining the Conference:
If the fixed conference serial number and password are used for a conference call, the presiding person shall be the first one to dial the number of 4008100800 to initiate the conference in advance, and keep the phone in the answering status to make sure the successful entering of other participants.
In case of using the tele-conference system, information in relation to the telephone number and password could be obtained from the receptionist.
3. Financial Management System
3.1 Borrowing and Reimbursement
In order to strengthen the internal control of the Company and implement the principle of economy and efficiency, examination and responsibility regulations for the expense voucher reimbursement shall be executed. The respective responsible persons are: the employee applying for reimbursement—manger—department director—financial manger—chief financial officer—president, and the responsibility for those are decreased gradually. Namely, the person applying for reimbursement shall undertake the primary responsibility for the legality and authenticity of the expense vouchers, the manger for the person applying for reimbursement shall undertake the secondary responsibility, and the responsibilities for the department director, financial manger, chief financial officer and president shall be decreased in turn.
The expenses incurred in the current month must be submitted for reimbursement within the very month attached with the expense voucher, otherwise, the consequence may be assumed individually. The financial staff shall examine and conduct reimbursement in accordance with relevant financial regulations and take the responsibility for the authenticity of the original materials.
As for certain expenditures, the invoice of which may be submitted after the payment, if the relevant invoices failed to be submitted to the financial department according to the requirements, the prepaid amount shall be deducted from the salary of the month following the incurrence month of such expenditure.
3.2 Travel Expenses Management
Travel expenses refers to the various fees incurred as the employee goes out for the operation and business of the Company, such as traveling expenses, hotel expenses, and subsidy for business trip, etc.
(1)	The employee for any business trip shall fill in the Employee Business Trip Application Form and upon the approval and signature of the manger or director, submit it to the Administration and HR Department for record.
(2)	Such Employee Business Trip Application Form shall specify the business trip task, schedule, destination, estimated expenses and etc. In case of any additional client entertainment expenses, such estimated expenses and reasons must be specified in the Employee Business Trip Application Form.
(3)	The air or train ticket required for the business trip may be booked by the HR Department, and the advance order shall be submitted to the financial department for settlement.
(4)	Without any permission, the employee shall not stay around or make a detour during the business trip. In case of any stay due to private reason with the consent of the Company, the corresponding travel expenses shall not be reimbursed.
(5)	If the business trip has to be extended due to the unfinished task, such extension shall be approved by the department manger arranging such business trip and the Administration and HR Department shall be notified for record alteration.
(6)	The travel expenses shall be reimbursed in compliance with the standard, the expenses voucher and the actual days for business trip. The meal subsidy and etc. shall adopt the fixed amount per day, and the total amount shall be calculated in accordance with the days on business trip.
(7)	In case of any air or train travel, relevant taxi fees between the air or train station and the hotel could be reimbursed, and the bus tickets may be reimbursed in accordance with the actual expense.
(8)	If the time spent on the train is more than 12 hours in the daytime or 8 hours at night, the employee on business trip is entitled to take the hard sleeper ticket. If the employee waives the right to take the hard sleeper ticket, 40% of the balance between the hard seat and the hard sleeper could be paid to such employee at a whole.
(9)	The employee shall fill in the Travel Expense Reimbursement Form within one week (excluding the end of each month) after he/she comes back to the Company. The expenses voucher shall be stuck onto the sticking list according to the incurrence time and category, and the total subsidy shall be calculated in light of the respective standard accurately. Such Travel Expense Reimbursement Form shall be submitted to the financial department on time.
(10)	The financial department will reimburse the employee in accordance with the travel expense standards, and the exceeding portion cannot be reimbursed, which shall be undertaken by the employee himself/herself.
(11)	Standards for Accommodation Fee and Subsidy

			Standard for Meal
		Accommodation	Expense and
Destination	Level	Standard	Subsidy
Shanghai, Shenzhen, Guangzhou, Zhuhai, Hangzhou and other provincial capital cities	President	complete reimbursement	complete reimbursement
	Director	550	110
	Department Manager	450	90
	Project Manger, Operator	300	70
	Staff	200	50
General provincial capital cities and prefecture-level cities	President	complete reimbursement	complete reimbursement
	Director	400	80
	Department Manager	300	60
	Project Manger, Operator	200	50
	Staff	100	40
County-level cities and towns	President	complete reimbursement	complete reimbursement
	Director	300	80
	Department Manager	200	40
	Project Manger, Operator	100	30
	Staff	80	20
Note:
(a)	The general manger of the subsidiary shall adopt the standard applicable for the department manger, and the standards for other levels shall be determined according to such method.
(b)	In case of any business trip with the president, the expenses for the meals together with the president could be reimbursed in full and the corresponding meal subsidy could not be paid; the expenses for the meal without the president could not be reimbursed, but the corresponding meal subsidy could be entitled to.
(c)	Hotel invoices and traveling tickets incurred within the standard could be reimbursed, and the exceeding part shall be undertaken by the employee himself/herself.
(d)	In case of any entertainment for business reason, the corresponding meal subsidy shall not be paid.
(e)	The meal subsidy could be divided into three parts in accordance with the time of the business trip, 20% of the meal subsidy for breakfast, 40% of the meal subsidy for lunch and 40% of the meal subsidy for dinner. 100% for the whole day.
(12)	Employee for long-term business trip should be paid at the standard of RMB 500/month (without other subsidies).
(13)	The general manger of any subsidiary or the project manger who are appointed to certain subsidiary or project could not enjoy the subsidy.
(14)	Procedures for Approval: the employee applying for reimbursement-manger-department director-financial manger-chief financial officer-president.

3.3	Reimbursement Procedures for Traveling Expenses, Vehicle Fees and Communication Fees
Traveling Expenses refers to the traveling fees incurred from the office to other places other than the office for business reason. This article shall be only applicable to those employees who do not enjoy the vehicle subsidy.
(1)	Employee shall take the bus for the business within the city when the Company could not dispatch the vehicle, and in case of any business requiring for taking a taxi, approval of the manager in advance is required.
(2)	If the Company could dispatch any vehicle, the traveling expense could not be reimbursed.
(3)	The round trip traveling expenses for the business out of the office (for any meeting or training) could be reimbursed in accordance with the direct distance, and the exceeding part shall be undertaken by the employee himself/herself.
Vehicle Fees refers to the relevant fees in relation to the vehicles incurred for the business out of the office.
(1)	The driver shall conduct relevant procedures with the Administration and HR Department, and the toll charge and parking charge shall be reimbursed in accordance with the expenses voucher. The driver shall abide by the relevant regulations of the Administration and HR Department.
(2)	If the employee takes use of any private vehicle for business task, relevant vehicle fees shall be reimbursed in accordance with the standards approved by the leaders of the Company.
Communication Fees refers to various fees in relation to the operation, including the charge for landline telephone and mobile phone.
(1)	Without any approval, the employee could not purchase any mobile phone with the payment undertaken by the Company.
(2) The communication fees could be reimbursed in accordance with the standard of the Company.
(3)	Procedures for Approval: the employee applying for reimbursement-manger-department director-financial manger-chief financial officer-president.
4. Appendices
(1) Enrollment Guidance on New Employees
(2) New Employees Registration Form
(3) Letter of Intent for Labor Contract Extension (Termination)
(4) Resignation Letter
(5) Demission Handover Sheet

(6) Demission Settlement Sheet
(7) Certification on Termination (Severance) of Labor Contract
(8) Leave Application Form

Employee Registration Form
(Please fill in with Chinese Language and the Company undertakes the confidentiality)
Personal Information

Name	Gender:	Place for photo sticking
(Chinese/ English)
Age:	Birthday: ___ Year ___ Month ___ Date

Ethnic/Nationality:	Home Town:

ID Card Number:
Marriage:     ☐Yes     ☐No           Health Condition:
Height:                      cm    Weight:                                 kg   Blood Type:
Political Status:                              Professional Title/Qualification:
Highest Academic Qualification:                              Highest Academic Degree:
Speciality:
Graduation School:
Registered Residence:                                          Residence Nature: ☐ City   ☐   Village
Address in Beijing:                                                                                                         Zip Code:
Mobile Phone Number:                                                                     Telephone Number:

Email Address:
Working Experience (from the nearest)

From	To	Company or Unit	Position/Post

Educational Background (from the highest)

From	To	School	Speciality	Academic Qualification	Degree

Family Members

Relationship	Name	Age	Company or Unit and Post

Emergency Contact
Please provide the name, telephone number and address of your emergency contact person
(no emergency, no trouble)
Emergency Contact Person:                                          Telephone Number:
Address:

Enrollment Guidance on New Employees

Name of Employee:	Department:
Position/Post:	Date of Enrollment: ___ Day ___ Month ___ Year

					Responsible	Signature of
	Relevant		Completion	Responsible	Person	Employees
Step	Procedures	Detailed Content	Status	Department	and Date	and Date
1	Enrollment Check In	Arranging the office desk		Administration and HR Department
Filling the Employee Registration Form
Receiving the Entrance Card
Receiving the Food Card
Receiving the Labor Contract
Introduction of the office allocation of the Company
Illustration of the company’s systems
2	Materials Retained	4 X 1” color photos
2 X photocopies of ID Card
Photocopy of Academic Diploma / Degree Certificate
Photocopy of Professional Title/Qualification Certificate
Medical Manual (the blue brochure)
Document evidencing the Termination of Labor Contract with other employers
Other No. 1:
Other No. 2:
3	Office Equipments	Computer: (number)
Telephone: extension number ()
E-mail:
Daily office supplies
Keys
Other equipped articles
4	Enrollment Training	Introduction of the Company
Relevant rules and regulations of the Company
Rules of Employees of the Company
Introduction of department members
		Rules and regulations of the department		Department in charge
Introduction of the position, standard and evaluation standard
Others:
Note: this form shall be kept by the Administration and HR Department.

Resignation Letter
Dear leaders:
I am                      (name) from                                           (department), due to

after thorough and careful consideration, I submit the resignation to the Company on                      day                      month                      year.
Resigner:
Date:                      day                      month                     year

Demission Settlement
1. Work duration till:                      Day                      Month                      Year;
2. Salary Settlement:
2.1 Salary Settlement till:                      Day                      Month                      Year;
2.2 Salary Settlement Amount:

Monthly Salary:
Daily Salary (Monthly salary/21.75 days)
Attendance days of current month:
Attendance salary (Daily salary*attendance days)
add	other added:
minus	social insurance paid by individual:
house provident fund paid by individual:
other deductions:
Taxable salary:
minus	individual income tax:
Demission monthly salary settlement:
Your salary will be remitted to your bank account at the salary payment day, please check at that time.
Personal Signature:                 Date:
3.	Social Insurance

The endowment insurance and unemployment insurance shall be paid till Month Year; the medical insurance shall be paid till Month Year; the house provident fund shall be paid till Month Year.
Personal Signature:                 Date:
4.	Transfer of Archives

As requested by yourself, the archives shall be transferred to ; the Company shall pay for the archive keeping fees till Month Year. Please make sure to complete the archive transfer procedures with the Certificate on Transfer of Archives issued by the Company before Month Year.

In case you have not transferred the archives until Month Year, the Company will convert your archives into the individual account, and commencing from being converted into be individual account, the archive keeping fees shall be paid by yourself.
Personal Signature:                 Date:
5.	Document Evidencing Termination (Severance) of Labor Contract

The Document Evidencing Termination (Severance) of Labor Contract has been received by myself.
Personal Signature:                 Date:
6.	Certificate on Transfer of Archives has been received.
Personal Signature:                 Date:
As for the above content, I myself have no objection and reconfirm it.

Responsible person of HR Department:	Personal Signature:
Date:	Date:

Certificate on Transfer of Archives
                                        :
                          (name) has left the office on                      Day                      Month                      Year, please assist in completing the archive transfer procedures and transfer the archives to the place where he/she provides.

Sealed by the Company:	Date:

Demission Handover Sheet

Name:		Department:

Work End Time:		Demission Time:

Demission Reason:

Work Handover:

Articles Handover:	Name of Articles	Demised Person	Responsible Person

Financial Department

HR Settlement	Details please refer to the Demission Settlement Sheet

Department Responsible Person	Responsible Person of Financial Department	HR Department	Company Leader

Note:
Note:
The appendices of the Demission Handover Sheet include the Demission Settlement Sheet and Document Evidencing the Termination (Severance) of Labor Contract, both of which must be attached.

Demission Document III
Document Evidencing Termination (Severance) of Labor Contract
(kept by the Company)
Stub No. ()
     Our unit has entered into the Labor Contract with Mr./Ms.                     , according to                     , the labor contract relation has been terminated (severed) on                      Day                      Month                      Year.
Responsible Person of HR Department:                 Date:

Certificate on Termination (Severance) of Labor Contract
(Put into the individual archive)
     Our unit has entered into the Labor Contract with Mr./Ms.                     , according to                     , the labor contract relation has been terminated (severed) on                      Day                      Month                      Year.
Responsible Person of HR Department:                 Date:

Certificate on Termination (Severance) of Labor Contract
(Give to the employee)
Mr./Ms.
     The Labor Contract entered into between you and the Company has been terminated on on                      Day                      Month                      Year according to                                                                                   . It is hereby certified.
Sealed by the Company:                 Date:

Leave Application Form

Name	Post	Department

Leave Type:
☐ Annual Leave ☐ Marriage Leave ☐ Maternity Leave ☐ Home Leave

☐ Funeral Leave ☐ Work-related Injury ☐ Sick Leave (more than three days (inclusive))
Leave Time:
From Day Month Year to Day Month Year, with days of leaving in total.

Responsible Person of the Department

Director of Administration and HR Department

President

Back from Leave Record
Note: the Leave Application Form shall be kept by the Administration and HR Department for record.
—— Cutting Line—
Leave Application Form

Name	Post	Department

Leave Type:
☐ Annual Leave ☐ Marriage Leave ☐ Maternity Leave ☐ Home Leave

☐ Funeral Leave ☐ Work-related Injury ☐ Sick Leave (more than three days (inclusive))
Leave Time:
From Day Month Year to Day Month Year, with days of leaving in total.

Responsible Person of the Department

Director of Administration and HR Department

President

Back from Leave Record
Note: the Leave Application Form shall be kept by the Administration and HR Department for record.

CHINA HYDROELECTRIC FUND BEIJING MANAGEMENT
COMPANY
BEIJING A.B.C. INVESTMENT CONSULTING CO., LTD.
Appendix 1
Employee Confidentiality Agreement
Party A: Beijing A.B.C. Investment Consulting Co, Ltd.
Party B:____________
Article 1 Regulations and Rules on Confidentiality
During the office holding term, Party B shall abide by the regulations and rules for confidentiality of Party A and perform his/her confidentiality obligations corresponding to his/her post; Without the written consent form Party A, except for the necessity of performing job duties, , Party B shall not disclose, disseminate, announce, transfer, take advantage of or in other forms which may make any third party (including other employees of Party A, who are not entitled to this confidential information in accordance with the confidentiality regulations and rules of Party A) know any Technology Secrets and Business Secrets which belong to Party A or for which Party A assumes any confidentiality obligation to other parties.
Regardless of the quit reason, within the following two years commencing from the quit date, Party B shall still assume the same confidentiality obligation as he/she is being employed by Party A for the Technology Secrets and Business Secrets exposed to or known by Party B during the term of his/her office, which belong to Party A or for which Party A assumes any confidentiality obligation to other parties.
Article 2 Restriction on Second Occupation
Party B warrants that, during the office term with Party A, he/she shall not take any second occupation; within the first year after the quit from Party A, he/she shall not take any office in other enterprises which provide the same services as those provided

Address:	Rm C2-1403, Sunshine Plaza, 68 An Li Road, Chao Yang District, Beijing, China 100101
Tel:	86-10-6492 8483 6497 4534
Fax:	86-10-6496 1540

CHINA HYDROELECTRIC FUND BEIJING MANAGEMENT
COMPANY
BEIJING A.B.C. INVESTMENT CONSULTING CO., LTD.
by Party A or operate any business by himself/herself same as or similar to Party A.
Article 3 Technology Secrets and Business Secrets
1	Technology Secrets referred to herein include, without limitation, technology plan, project design, technology index, manufacturing method, technology report, testing report, drawings, sample machines, samples, models, molds, operation manuals, technology documents, relevant correspondences, etc. The above-mentioned Technology Secrets include all the confidential information which is provided by the clients of Party A, for which Party A assumes the confidentiality obligation. The Business Secrets referred to herein include, without limitation, client list, marketing plan, pricing policy, goods purchase channel, purchasing materials, financial materials, legal information, human resources information, meeting information, correspondences, etc.

2	All the documents, materials, notes, reports, letters, facsimiles, tapes, disks, instruments, computers, e-mails or carriers in any other forms containing or recording the confidential information of Party A, which are held or kept by Party B for job requirement, shall belong to Party A, no matter whether such confidential information has any business value. In case of quit or upon the request of Party A, Party B shall return all the properties and the carriers containing the confidential information of Party A without making any copy, withholding or disclosing of such confidential information to other persons.
Article 4 Loss Compensation and Warranty
In the event Party B takes advantage of his/her job for the disclosure of such Technology Secrets and Business Secrets in any form, Party B shall be fired with 50% of the wage for the current month being withheld, provided that no loss incurred due

Address:	Rm C2-1403, Sunshine Plaza, 68 An Li Road, Chao Yang District, Beijing, China 100101
Tel:	86-10-6492 8483 6497 4534
Fax:	86-10-6496 1540

CHINA HYDROELECTRIC FUND BEIJING MANAGEMENT
COMPANY
BEIJING A.B.C. INVESTMENT CONSULTING CO., LTD.
to such disclosure; if such disclosure causes any loss, in addition to the dismissal, Party B shall assume the corresponding civil, administrative and criminal liabilities, and Party A is entitled to claim for the economic losses against Party B.
Article 5 Miscellaneous
As the appendix to the labor/employment contract, such Agreement shall have the same legal effect as the labor/employment contract. In case of any inconsistency with any prior oral or written agreement, the provisions hereof shall prevail. This Agreement shall be executed in two counterparts and Party A and Party B shall each hold one with the same legal effect. This Agreement shall come into effect upon the signatures of Party A and Party B with the official stamp being affixed.
Party A: Beijing A. B. C. Investment Consulting Co., Ltd.
Legal Representative:___________
Date of Signature:______________
Party B:__________________
ID Card Number:____________
Date of Signature:___________

Address:	Rm C2-1403, Sunshine Plaza, 68 An Li Road, Chao Yang District, Beijing, China 100101
Tel:	86-10-6492 8483 6497 4534
Fax:	86-10-6496 1540